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                                                              EXHIBIT 5.0 & 23.0

                             John L. Thomas, Esquire
                                  18 Beth Drive
                              Morrestown, NJ 08057

June 18, 2002

800America.com, Inc.
420 Lexington Avenue
New York, New York  10170

Re: 800America.com, Inc.
    Securities and Exchange Commission
    Registration Statement on Form SB-2
    Commission File No. 333-76742

Gentlemen:

         I have acted as counsel to 800America.com, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement") relating the 1,041,500 shares of Common Stock of the Company, par value $0.001 per share (the "Shares").

         In this capacity, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, and such other documents and corporate records as I have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the issuance of the Shares by the Company has been duly authorized by the necessary corporate action on the part of the Company and such Shares, upon payment therefore, if applicable, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the federal law of the United States and the Nevada General Corporation Law.

         I consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                                       Very truly yours,



                                                       /s/John L. Thomas
                                                       -----------------
                                                          John L. Thomas